UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: April 23, 2004
                                               ----------------


                          INTERNATIONAL WIRELESS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


           Maryland                     000-27045                36-4286069
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                               25 Mound Park Drive
                              Springboro, OH 45036
                   ------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (937) 748-2937
                                                         ------------------



           -----------------------------------------------------------
          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.


ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

        Not applicable.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.


ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

          Not applicable.


ITEM  5.  OTHER EVENTS.

     On April 23, 2004 the Registrant for business reasons, cancelled the Acquisition Agreement entered into on December 11, 2003, to acquire one hundred percent of Precision Metal Industries, Inc. a Florida corporation with its principal place of business located in Pompano Beach, Florida (hereinafter "Precision").

     The closing under the Acquisition Agreement called for the payment of $4,500,000 in cash and a stock for stock exchange in which the Registrant was to acquire all of the issued and outstanding common stock of Precision in exchange for the issuance of 1,000,000 restricted shares of its common stock. The Agreement called for all shares to be transferred to an escrow agent for up to six months until the $4,500,000 in cash was to be satisfied.


ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

          Not Applicable.


ITEM  8.  CHANGE  IN  FISCAL  YEAR.

          Not applicable.


ITEM  9.  REGULATION FD DISCLOSRE

          Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2004                             International Wireless, Inc.
       ----------------                            ----------------------------
                                                   (Registrant)


                                                     /s/  Jeffrey Brandeis
                                                   ----------------------------
                                                     Jeffrey Brandeis
                                                     President & CEO

                                                     /s/  Jerry Gruenbaum
                                                   ----------------------------
                                                     Jerry Gruenbaum
                                                     Corporate Secretary